EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of NightHawk Radiology Holdings, Inc. and subsidiaries on Form S-1 of our report dated August 16, 2005, related to the financial statements of American Teleradiology NightHawks, Inc., appearing in the Prospectus, which is a part of the Registration Statement (File No. 333-137853) and to the reference to us under the heading “Experts” in such prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, IL

October 25, 2006